AMENDED AND RESTATED BYLAWS
 OF
 ALLlANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
5701 Golden Hills Drive
 Minneapolis, Minnesota

August 1, 2006

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ARTICLE I. Offices

The principal office of the corporation in the State of Minnesota shall be located in the City of Minneapolis, County of Hennepin. The corporation may have such other offices, either within or without the State of Minnesota, as the Board of Directors may designate or as the business of the corporation may require from time to time.

ARTICLE II. Stockholders

Section 1. Annual Meeting. The annual meeting of the stockholders shall be held on the first Tuesday after the first Monday of the month of May in each year, at the hour of ten o'clock a.m., or at such other time on such other day as shall be fixed by the Board of Directors, for the purpose of electing Directors and for the transaction of such other business as may come before the meeting.
If a majority of the shares entitled to be voted shall not be represented at any meeting of stockholders, the stockholders entitled to vote there, present in person or represented by proxy, shall have the power to adjourn the meeting, from time to time, without notice other than announcement at the meeting until the requisite amount of voting stock shall be represented. Any business may be transacted which might have been transacted at the meeting as originally notified. The stockholders, upon the vote of majority of the shares of stock entitled to be voted, shall have the power to recess or adjourn the meeting from time to time, without notice other than announcement at the meeting.

Section 2. Special Meetings. The Chief Executive Officer, the Chief Financial Officer, two or more Directors, or a stockholder or stockholders holding ten percent or more of the voting power of all shares entitled to vote, may call special Meetings of the stockholders for any purpose at any time. A special meeting for the purpose of considering any action to directly or indirectly facilitate or effect a business combination, including any action to change or otherwise affect the composition of the board of directors for that purpose, must be called by a stockholder or stockholders holding twenty-five percent or more of the voting power of all shares entitled to vote.

Section 3. Place of Meeting. The Board of Directors may designate any place, either within or without the State of Minnesota, as the place of meeting for any annual meeting or for any special meeting called by the Board of Directors. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the principal office of the corporation in the State of Minnesota.

Section 4. Notice of Meeting. Written notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose for which the meeting is called, shall, unless otherwise prescribed by statute, be delivered not less than ten (10) nor more than sixty (60) days before the date of the meeting, either personally or by mail, by or at the direction of the Chief Executive Officer, or the Secretary, or the office or other persons calling the meeting, to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the stockholder at his address as it appears on the stock transfer books of the corporation, with postage thereon prepaid.

Section 5. Closing of Transfer Books or Fixing of Record Date. The Board of Directors may fix a time not less than twenty (20) days preceding the date of any meeting of stockholders, any dividend payment date or any date for the allotment of rights, during which the books of the corporation will be closed against transfer of stocks. In lieu of providing against transfer of stocks aforesaid, the Board of Directors may fix a date not less than twenty (20) days preceding the date of any meeting of stockholders, any dividend payment date or any date for the allotment of rights, as a record date for the determination of the stockholders entitled to notice of any to vote at such meeting, or entitled to receive such dividend or rights, as the case may be.

Section 6. Quorum. A majority of the voting power of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of stockholders or at a meeting of the holders of a particular class of stock of the corporations. If a quorum is present when a meeting in convened, the stockholders present may continue to transact business until adjournment, even though the withdrawal of a number of stockholders originally present leaves less than the proportion or number otherwise required for a quorum.

Section 7. Proxies. At all meetings of stockholders, a stockholder may vote in person or by proxy executed in writing by the stockholder or by his duly authorized attorney-in-fact. Such proxy shall be filed with the Secretary of the corporation before or at the time of the meeting.

Section 8. Voting of Shares. Each outstanding share entitled to vote upon a matter submitted to a vote at a meeting of stockholders or at a meeting of holders of a particular class of stock of the corporation shall be entitled to one vote per share.

Section 9. Voting of Shares by Certain Holders. Shares standing in the name of another corporation may be voted by such officer, agent or proxy as the Bylaws of such corporation may prescribe, or, in the above of such provision, as the Board of Directors of such other corporation may determine.

ARTICLE III. Board of Directors

Section 1. General Powers. The business and affairs of the corporation shall be managed by or under the direction of its Board of Directors.

Section 2. Number, Tenure and Qualifications. The Board of Directors shall consist of not less than five (5) nor more than twenty (20) directors in number, the exact number of Directors to be fixed by a resolution to be adopted at the annual meeting of stockholders or by a special meeting called for that purpose.

At each annual meeting, Directors shall be elected for a term of one year and until their successors shall have been elected and qualified. Directors need not be residents of the State of Minnesota.

Section 3. Regular Meetings. A regular meeting of the Board of Directors shall be held without other notice than this Bylaw immediately after, and at the same place as, the annual meeting of stockholders. The Board of Directors may provide, by resolution, the time and place, either within or without the State of Minnesota, for the holding of additional regular meetings without other notice than such resolution.

Section 4. Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the Chief Executive Officer or any Director. The person or persons authorized to call special meetings of the Board of Directors may fix and place, either within or without the State of Minnesota, as the place for holding any special meeting of the Board of Directors called by them.

Section 5. Notice. Notice of any special meeting shall be given personally or by telephoning or telegraphing each Director a notice at least two days in advance of the day when the meeting is to be held. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. Waiver of notice of any meeting is effective whether given before, at, or after the meeting, and whether given in writing, orally, by electronic means, or by attendance. A Director1s attendance at a meeting without protesting prior thereto or at its commencement the lack of notice to him shall constitute waiver of such notice.

Section 6. Quorum. A majority of the members of the entire Board of Directors currently holding office shall constitute a quorum for the transaction of business, but if less than such majority is present at a meeting, a majority of the Directors present may adjourn the meeting from time to time without further notice. If a quorum is present when a meeting is convened, the directors present may continue to transact business until adjournment, even though the withdrawal of a number of directors originally present leaves less than the proportion or number otherwise required for a quorum.

Section 7. Vacancies. Any vacancy occurring on the Board of Directors may be filled by the affirmative vote of a majority of the remaining Directors though less than a quorum of the Board of Directors. A director elected to fill a vacancy shall be a Director until his successor is elected for the unexpired term at the next annual meeting of stockholders.

Section 8. Committees. The Board of Directors may, by resolution or resolutions passed by a majority of the whole Board, designate one or more committees, in addition to the Executive Committee and the Finance Committee, each committee to consist of two or more of the persons who need not be Directors of the corporation, which to the extent provided in said resolutions, or in the Bylaws, shall have and may have and may exercise, the powers of the Board of Directors in the management of the business and affairs of the corporation, and may have the power to authorize the seal of the corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be stated in these Bylaws, or as may be determined from time to time, by resolutions adopted by the Board of Directors. All committees shall keep regular minutes of their proceedings. Vacancies in any committee shall be filled by the Board of Directors. All actions of Committees shall be reported to the Board of Directors. All such reports shall be rendered not later than at the second meeting of the Executive Committee or the Board of Directors, as the case may be, next succeeding the action of any such committee. The committee shall fix its own rules of procedure, and shall meet where and as provided by such rules, or by resolution of the Board of Directors.

Section 9. General Powers. In addition to the powers and authorities by these Bylaws expressly conferred upon it, the Board may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the Articles of Incorporation, or by these Bylaws directed or required to be exercised or done by the stockholders.

Article IV. Officers

Section 1. Number and Designation. The executive officers of the Company shall include a Chief Executive Officer, a President, a Chief Financial Officer, a Treasurer, a Secretary, and may include a Chairman of the Board and one or more Vice Presidents. Other officers may also include one or more Assistant Vice Presidents, one or more Assistant Secretaries, and one or more Assistant Treasurers. All such officers shall have the powers, rights, duties and responsibilities as set forth in these Bylaws, unless otherwise determined by the Board of Directors. The Board of Directors may elect such other officers as it deems necessary for the operation and management of the Company, with such powers, rights, duties, and responsibilities as may be determined by the Board of Directors. Any two or more offices may be held by the same person.

Section 2. Election and Term of Office. The executive officers of the Company shall be elected by the Board of Directors annually at the first meeting of the Board of Directors held after each annual meeting of the stockholders. If the election of the executive officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently possible. Each executive officer shall hold office until his successor shall have been duly elected and qualified.

Section 3. Appointed Officer. The Chief Executive Officer, subject to the approval of the Board of Directors, may appoint one or more Assistant Vice Presidents, one or more Assistant Treasurers, and one or more Assistant Secretaries, and such additional appointed officers as may be designated by the Chief Executive Officer and approved by the Board.

Section 4. Removal. An executive officer may be removed either for or without cause by a majority of the vote of the Board of Directors present at any meeting of the Board.

Section 5. Vacancies. A vacancy in any executive office because of death, resignation, removal, disqualification, or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.

Section 6. Chairman of the Board. The Chairman of the Board of Directors shall preside at all meetings of the Board of Directors, and shall perform such other duties as may be assigned to him by the Board. In the event the Board of Directors has not designated a Chairman of the Board of Directors, or in the event the Chairman of the Board of Directors is not present, the Chief Executive Officer shall preside at any such meeting of the Board of Directors.

Section 7. Chief Executive Officer. Unless provided otherwise by a resolution adopted by the Board of Directors, the Chief Executive Officer (a) shall have the general active management of the business of the Corporation; (b) shall, when present, preside at all meetings of the shareholders; (c) shall see that all orders and resolutions of the Board of Directors are carried into effect; and (d) shall perform such other duties as may from time to time be assigned by the Board of Directors.

Section 8. President. Unless otherwise determined by the Board of Directors, the President shall be the Chief Executive Officer of the Corporation. If an officer other than the President is designated Chief Executive Officer, the President shall perform such duties as may from time to time be assigned by the Board of Directors.

Section 9. Chief Financial Officer. Unless provided otherwise by a resolution adopted by the Board of Directors, the Chief Financial Officer shall have supervision over the financial affairs of the Company and shall perform such other duties and have such other powers as may from time to time be assigned by the Chief Executive Officer, President, or by the Board of Directors.

Section 10. Vice Presidents. Anyone (1) or more Vice Presidents, if any, may be elected by the Board of Directors as Executive Vice Presidents, Senior Vice Presidents, Senior Vice President II, Vice Presidents, or Vice Presidents II and they shall perform such duties as may be assigned to them by the Chief Executive Officer, President, or the Board of Directors. The Chief Executive Officer, subject to the approval of the Board of Directors, may appoint one or more Assistant Vice Presidents, and such additional appointed officers as may be designated by the Chief Executive Officer and approved by the Board.

Section 11. Secretary. The Secretary, unless otherwise determined by the Board of Directors, shall keep the minute books and seal of the Company, record the minutes of the meetings of the stockholders and the Board of Directors, and, in general, perform all duties and have all powers incident to the office of Secretary, and perform such other duties and have such other powers as from time to time may be assigned by the Chief Executive Officer, President, or the Board of Directors. The Chief Executive Officer, subject to the approval of the Board of Directors, may appoint one or more Assistant Secretaries, and such additional appointed officers as may be designated by the Chief Executive Officer and approved by the Board.

Section 12. Treasurer. The Treasurer shall have supervision over the funds, securities, receipts and disbursements of the Company, and, in general, perform all duties and have all powers incident to the office of the Treasurer, and perform such other duties and have such other powers as from time to time may be assigned to him by the Chief Executive Officer, President, or the Board of Directors. The Chief Executive Officer, subject to the approval of the Board of Directors, may appoint one or more Assistant Treasurers and such additional appointed officers as may be designated by the Chief Executive Officer and approved by the Board.

Section 13. Compensation. The officers shall receive such salary or compensation as may be determined by the Board of Directors. The Board of Directors may delegate to any executive officer the power to determine salaries or other compensation of any appointed officer in accordance with Section 3of Article IV.

Section 14. Surety Bonds. In case the Board of Directors shall so require, any officer or agent of the Company shall execute to the Company a bond in such sum and with such surety or sureties as the Board of Directors may direct, conditioned upon the faithful performance of his duties to the Company, including responsibility for negligence and for the accounting of all property, funds or securities of the company which may come into his hands.

ARTICLE V. Executive Committee

The Board of Directors, by resolution adopted by a majority of the full Board, may designate three or more of its members, of which Committee the Chief Executive Officer shall be a member, to constitute an Executive Committee. The Board of Directors shall designate a member of the Committee to serve as Chairman of the Committee. The designation of such Committee and the delegation thereto of authority shall not operate to relieve the Board of Directors, or members thereof, of any responsibility imposed by law. Between meetings of the Board of Directors, it shall have, and may exercise all of the authority of the Board with the exception of such limitations as may be imposed by the Board or by the laws of the State of Minnesota. All actions of the Executive Committee shall be reported to the Board of Directors. All such reports shall be rendered no later than at the second meeting of the Board of Directors next succeeding such action of the Executive Committee.

ARTICLE VI. Finance Committee

The Board of Directors, by resolution adopted by a majority of the full Board, may designate two or more of its members, of whom the Chief Executive Officer shall be one, to constitute a Finance Committee. The Board of Directors may also elect from their number one or more alternate members of the Finance Committee to serve at the meetings of the Committee in the absence of any regular member or members, and, in case more than one alternate is elected, shall designate at the time of election the priorities as between them.

The Finance Committee shall exercise general control and supervision of the financial affairs and accounts of the corporation. It shall supervise all investments and loans of the company, including investments in real estate, policy loans, real estate mortgage loans and investments in housing company securities. Directly or through such regulations as it may establish, it shall authorize or approve the making of all investments or loans and all sales or such investments or loans.

ARTICLE VII. Certificates for Share and Their Transfer

Section 1. Certificate for Shares. Certificates representing shares of the corporation shall be in such form as shall be determined by the Board of Directors. Such Certificates shall be signed by the Chief Executive Officer and by the Secretary or an Assistant Secretary and sealed with the corporate seal or facsimile thereof. The signatures of such officers upon a certificate may be facsimiles if the certificate is manually signed on behalf of the transfer agent and a registrar, other than the corporation itself or one of its employees. Each certificate for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, the class and series of shares, the number of shares and their date of issue, shall be entered on the stock transfer books of the corporation. All certificates surrendered to the corporation for transfer shall be cancelled, except that in case of a lost, destroyed or mutilated certificate a new one may be issued therefore upon such terms and indemnity to the corporation as the Board of Directors may prescribe.

In the event any officer's signature or facsimile signature shall appear on any certificate and such officer shall have ceased to be such officer prior to the issue of such certificate, such certificate shall be a valid certificate and may, nevertheless, be issued and delivered.

Section 2. Transfer of Shares. Transfer of shares of the corporation shall be made only on the stock transfer books of the corporation by the holder of record thereof or by his legal representative, who shall furnish proper evidence of authority to transfer, or by his attorney thereunto authorized by power of attorney duly executed and filed with the secretary of the corporation, and on surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the books of the corporation shall be deemed by the corporation to be the owner thereof for all purposes.

ARTICLE VIII. Execution of Instruments

All documents, instruments or writings of any nature shall be signed, executed, verified, acknowledged and delivered by such officers, agents or employees of the corporation, or anyone of them, and in such manner, as from time to time may be determined by the Board of Directors.

ARTICLE IX. Dividends

Dividends shall be declared and paid only out of funds available therefore at such times and in such amounts as the Board of Directors may determine, subject to the conditions or limitations imposed by the Articles of Incorporation of the corporation or by applicable law.

ARTICLE X. Corporate Seal

The seal of the corporation shall be in the form of a circle and shall bear the name of the corporation and the words “Corporate Seal.”

ARTICLE XI. Indemnification of Directors, Officers and Employees

Section 1. Right to Indemnification:

(a) Subject to the conditions of this Article and any conditions or limitations imposed by applicable law, the Corporation shall indemnify any employee, director or officer of the Corporation (an "Indemnified Person") who was, is, or in the sole opinion of the Corporation, may reasonably become a party to or otherwise involved in any Proceeding by reason of the fact that such Indemnified Person is or was:

(i) a director of the Corporation; or

(ii) acting in the course and scope of his or her duties as an officer or employee of the Corporation; or

(iii) rendering Professional Services at the request of and for the benefit of the Corporation; or

(iv) serving at the request of the Corporation as an officer, director, fiduciary or member of another corporation, association, committee, partnership, joint venture, trust, employee benefit plan or other enterprise (an "Outside Organization").

(b) Notwithstanding the foregoing, no officer, director or employee shall be indemnified pursuant to these bylaws under the following circumstances:

(i) in connection with a Proceeding initiated by such person, in his or her own personal capacity, unless such initiation was authorized by the Board of Directors;

(ii) if a court of competent jurisdiction finally determines that any indemnification hereunder is unlawful;

(iii) for acts or omissions involving intentional misconduct or knowing and culpable violation of law;

(iv) for acts or omissions that the Indemnified Person believes to be contrary to the best interests of the Corporation or its shareholders or that involve the absence of good faith on the part of the Indemnified Person;

(v) for any transaction for which the Indemnified Person derived an improper personal benefit;

(vi) for acts or omissions that show a reckless disregard for the Indemnified Person's duty to the Corporation or its shareholders in circumstances in which the Indemnified Person was aware or should have been aware, in the ordinary course of performing the Indemnified Person's duties, of the risk of serious injury to the Corporation or its shareholders;

(vii) for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the Indemnified Person's duties to the Corporation or its shareholders;

(viii) in circumstances where indemnification is prohibited by applicable law;

(ix) in the case of service as an officer, director, fiduciary or member of an Outside Organization, where the Indemnified Person was aware or should have been aware that the conduct in question was outside the scope of the assignment as contemplated by the Corporation.

Section 2. Scope of Indemnification:

(a) Indemnification provided pursuant to Section 1(a)(iv) shall be secondary and subordinate to indemnification or insurance provided to an Indemnified Person by an Outside Organization or other source, if any.

(b) Indemnification shall apply to all reasonable expenses, liability and losses, actually incurred or suffered by an Indemnified Person in connection with a Proceeding, including without limitation, attorneys' fees and any expenses of establishing a right to indemnification or advancement under this article, judgments, fines, ERISA excise taxes or penalties, amounts paid or to be paid in settlement and all interest, assessments and other charges paid or payable in connection with or in respect of such expense, liability and loss.

(c) Such indemnification shall continue as to any Indemnified Person who has ceased to be an employee, director or officer of the Corporation and shall inure to the benefit of his or her heirs, estate, executors and administrators.

Section 3. Definitions:

(a) "Corporation" for the purpose of Article XI shall mean Allianz Life Insurance Company of North America and all of its subsidiaries.

(b) "Proceeding" shall mean any threatened, pending, or completed action, suit or proceeding whether civil, criminal, administrative, investigative or otherwise, including actions by or in the right of the Corporation to procure a judgment in its favor.

(c) "Professional Services" shall mean services rendered pursuant to (i) a professional actuarial designation, (ii) a license to engage in the practice of law issued by a State Bar Institution or (iii) a Certified Public Accountant designation issued by the American Institute of Certified Public Accountants.

Section 4. Right of Advancement. Expenses incurred by or on behalf of any Indemnified Person in defending any Proceeding shall be advanced by the Corporation prior to the final disposition of such Proceeding, only after the following conditions occur:

(a) The Indemnified Person shall provide the Corporation with written affirmation of a good faith belief that the criteria for indemnification set forth in Minn. Stat. § 302A.521, subd. (2) have been satisfied and a written undertaking by the person to repay all amounts so paid or reimbursed by the corporation, if it is ultimately determined that the criteria for indemnification have not been satisfied; and

(b) A determination is made that the facts then known to those making the determination would not preclude indemnification under Minn. Stat. § 302A.521.

Section 5. Right of Claimant to Bring Suit: If a claim for indemnification under Section 1is not paid in full by the Corporation within forty-five (45) days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be also paid the expense of prosecuting the successful portion of such claim, including without limitation attorneys' fees and costs to the extent allocable to the successful portion of such claim.

Section 6. Non-Exclusivity of Rights: The indemnification and advancement provided by this Article shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any other by-law or under any agreement, separate board resolution, or vote of stockholders or disinterested directors, or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office. Persons seeking indemnification or advancement may seek either or both at his or her discretion and the pursuit of one shall neither be deemed a waiver of such person's rights to pursue the other, nor shall it have any effect on the outcome of such person's pursuit of the other.

Nothing contained in this Article shall affect any right to indemnification to which persons other than Indemnified Persons may be entitled by contract or otherwise. Nothing in this Article shall restrict the power of the Corporation to indemnify its agents under any provision of the Minnesota Statutes, as amended from time to time, or under any other provision of law from time to time applicable to the Corporation, nor shall anything in this Article authorize the Corporation to indemnify its officers, directors, employees and agents in situations prohibited by the Minnesota Statutes or other applicable law.

Section 7. Insurance: The Corporation may maintain insurance, at its expense, to protect itself and any person who is or was a director, officer, employee, agent or fiduciary of the Corporation or who is or was serving at the request of the Corporation as a director, officer, member, agent or fiduciary of an Outside Organization against any expenses incurred in a Proceeding, whether or not the Corporation would have the power to indemnify such person against such expenses under the Minnesota Statutes.

Section 8. Severability. If any provision or provisions of this Article shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality, and enforceability of the remaining provisions of this Article shall not in any way be affected or impaired thereby; and (b) to the fullest extent possible, the provisions of this Article (including, without limitation, all portions of any paragraph of this Article containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.